CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 24 to Registration Statement No. 811-09813 of Scout Funds (the “Trust”) on Form N-1A of our report dated August 27, 2010, relating to the financial statements and financial highlights of Scout Stock Fund, Scout Mid Cap Fund, Scout Small Cap Fund, Scout TrendStar Small Cap Fund, Scout International Fund, Scout International Discovery Fund, Scout Bond Fund, Scout Money Market Fund – Federal Portfolio, Scout Money Market Fund – Prime Portfolio, and Scout Tax-Free Money Market Fund Portfolio, ten of the portfolios constituting the Trust appearing in the Annual Report on Form N-CSR of the Trust for the year ended June 30, 2010, and to the references to us under the headings "Financial Highlights" and “Independent Registered Accounting Firm” in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

October 27, 2010